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                                                                    EXHIBIT 10.3

                          TELEMUNDO NETWORK GROUP, LLC

                         STATION AFFILIATION AGREEMENT


_______, 199_

[INSERT NAME OF STATION OWNER]
______________________
______________________
______________________

Attention: General Manager

     This sets forth the terms and conditions of the agreement between Telemundo Network Group, LLC ("Telemundo") and [_________________] ("Licensee") for the
                     ---------                             --------
carriage of programming over the facilities of Licensee's television station [Insert "call" letters] ("Station"). As used in this Agreement, the terms
                          -------
"program," "programming", "network programming" and "Telemundo programming" and any derivations thereof shall mean, unless specifically indicated otherwise, the programming of Telemundo.

     1.   Telemundo Programming: Telemundo will deliver to the Station for free
          ---------------------
television broadcasting in the community for which the Station is presently licensed by the Federal Communications Commission ("FCC"), which is ____________
                                                    ---
("Covered Community") and which is part of the __________ designated market area
  -----------------
("Covered DMA"), all programming which Telemundo makes available for
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broadcasting on its United States national network ("Network"); provided, that
                                                     -------
if and to the extent that the FCC permits the Station's Network affiliation "exclusivity" against other free broadcast stations to be expanded into portions of the Covered DMA which are outside of the Covered Community, the definition of Covered Community will be deemed expanded to include such additional portions of the Covered DMA. The selection, scheduling, substitution and withdrawal of any program or portion thereof supplied by Telemundo shall at all times remain within the sole discretion and control of Telemundo (except and to the extent otherwise expressly provided in this Agreement). Licensee shall not and shall not authorize others to broadcast or otherwise use any program (or part thereof) or other material supplied by Telemundo except as specified in this Agreement, and without limiting the foregoing, Station may broadcast Telemundo programming only: (i) as scheduled by Telemundo, (ii) over the facilities of Station in the Covered Community, (iii) by free television broadcasting and (iv) under retransmission arrangements within the Covered Community involving the Station and entered into in accordance with the provisions of Paragraph 20 below.

     Telemundo's daily programming during the hours of 7:00 am through 10:00 am Monday through Friday will be in the Spanish language. Telemundo's daily programming during the Primary Programmed Time Periods (as defined in Paragraph 5.(b) below) will be predominantly in the Spanish language. Telemundo's daily programming during all other hours, may, but need not, be in the Spanish language. Telemundo will not air infomercials or other so-called "paid programming" (collectively, "Paid Programming") on the Network during the
                             ----------------
Primary
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Programmed Time Periods nor during the hours of 7:00 am through 10:00 am Monday through Friday. Notwithstanding Licensee's right to select and schedule its own programming on the Station during the Discretionary Programmed Time Periods (as defined in Paragraph 5.(b) below), the Station's daily programming during the hours of 7:00 am through 10:00 am Monday through Friday shall be in the Spanish language.

     2.   Affiliation Territory:  Telemundo covenants and agrees that, during
          ---------------------
the "Term" (as defined in Paragraph 13 below) of this Agreement, Licensee shall be the free broadcast television Network affiliate of Telemundo in the Covered Community and, except as otherwise provided in this Agreement, shall have the first call on all program material which Telemundo makes available for broadcast on the Network, for free broadcast television in the Covered Community.

     Licensee understands and agrees that Telemundo may additionally authorize carriage of Telemundo's daily Network programming by any means of transmission, other than free broadcast television, but including without limitation, by means
----- ----
of cable television, direct broadcast satellite, private or master antenna services or similar video or audio transmission services, which serve communities located within the Covered Community and/or the Covered DMA (each, an "Alternative Transmission Network Affiliate"); provided, however, that such
    ------------------------------------------
Alternative Transmission Network Affiliates, other than any direct broadcast satellite systems, may only be so authorized if they are available only in areas outside the Grade B Contour of the Station or unless the Station otherwise consents. If an Alternative Transmission Network Affiliate, other than any direct broadcast satellite system, is available within the Covered Community and/or the Covered DMA and is available in areas that are both within and outside the Grade B Contour of the Station (any such Alternative Transmission Network Affiliate being referred to as a "Community Affiliate"), then Telemundo
                                          -------------------
will work with Licensee to attempt to secure carriage of the Station on such Community Affiliate. If Licensee is unwilling to seek carriage of the Station on any such Community Affiliate or is unwilling to pay required carriage fees in order to secure such carriage, then, notwithstanding the proviso in the immediately prior sentence, Telemundo shall be entitled to authorize carriage of Telemundo's daily Network programming on such Community Affiliate (in addition to having the right to authorize carriage of Telemundo's daily Network programming on an Alternative Transmission Network Affiliate that is available only in areas outside the Grade B Contour of the Station), if (and only if) such Community Affiliate is available to not more than five percent (5%) of the Hispanic households within the Grade B Contour of the Station (determined in accordance with the Nielsen Hispanic Television Index, or such other source as the parties may mutually agree upon; such measurement to be made at the time of initial carriage authorization and at the time of any renewal or extension of such carriage arrangement by Telemundo, as distinguished from any unilateral extension or renewal by the Community Affiliate of such carriage arrangement). Any license or affiliation agreement with a direct broadcast satellite system shall include provisions regarding transmission within the Covered Community as are customarily included in agreements with United States free broadcast television networks.

     3.   Program Exclusivity:  During the Term, Telemundo agrees not to license
          -------------------
any individual program or contiguous block of programs (as contrasted with the Network feed) which is included in its Network programming during the Primary Programmed Time Periods or the Discretionary Programmed Time Periods (provided, that this reference shall exclude any
                          -------

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program(s) which are included in the Network programming during the
Discretionary Programmed Time Periods for which Station has demonstrated a pattern of not carrying) (an "Uncarried Program") to third parties for telecast
                              -----------------
in the Covered Community at any time during the fifteen (15) day period following the day upon which such program or block of programs is/are aired as part of the Network programming; provided, that the foregoing shall not apply to: (i) any telecast by any Alternative Transmission Network Affiliate referred to in (and permitted by) the second paragraph of Paragraph 2 above, so long as such program or block of programs is/are telecast by such Alternative Transmission Network Affiliate at the time that the Telemundo Network "feed" thereof is intended to be aired; and/or (ii) to any program which the Station preempts (whether as an "Authorized Preemption" or an "Unauthorized Preemption" under Section 5.(f) below); and/or (iii) to any "perishable" program ("Perishable Network Programs"), such as a current news program or other types
  ---------------------------
of programming that focus (such "focus" to be determined, in the case of a series or other recurring program, from the perspective of such series/program's over-all format, rather than from the perspective of any particular episode) primarily on current issues and events (e.g., "Occurrio Asi"); provided, that in
                                        ----
the case of the telecast of Perishable Network Programs by other than an Alternative Transmission Network Affiliate, (w) such telecast, with respect to each particular Perishable Network Program, is at a time at least 3 hours later than the time that the Station is required to air such Perishable Network Program, (x) no more than three (3) hours of Perishable Network Programs which air during the Primary Programmed Time Periods, excluding any live sports, live awards shows or other live one-time events that otherwise constitute Perishable Network Programs ("Event Programming"), is telecast by other than an Alternative
                   -----------------
Transmission Network Affiliate on any single day, (y) no more than three (3) hours of Perishable Network Programs which air during the Discretionary Programmed Time Periods, excluding any Event Programming, is telecast by other than an Alternative Transmission Network Affiliate on any single day, and (z) if the applicable licensee is an advertiser-supported television programming service, the Station is entitled to one minute of promotional time for each hour of Perishable Network Programs (excluding Event Programming) telecast by such advertiser-supported television programming service and one minute of advertising time (to be sold by Telemundo) for each hour of Perishable Network Programs (excluding Event Programming) telecast by such advertiser-supported television programming service; provided further, however, that Telemundo may only utilize the "exclusions" for Event Programming set forth in the foregoing clauses (x), (y) and (z) on a total of not more than two (2) occasions in any calendar week, it being agreed that beyond such two (2) occasions in any calendar week, Event Programming shall be treated like all other Perishable Network Programming for purposes of clauses (x), (y) and (z).

     4.   Delivery:  Telemundo will, initially, transmit the programming
          --------
hereunder by satellite and shall keep Licensee apprised of both the satellite and transponder being used for such transmission. Currently, Telemundo is uplinking its programming from facilities located in Miami to a transponder for satellite delivery. Any and all costs of whatever kind or nature incurred with respect to the pickup of the Telemundo programming from the satellite (or any replacement satellite) and its rebroadcast by the Station shall be borne by and shall be the sole responsibility of Licensee. Telemundo reserves the right, at any time and from time to time, to modify its method of delivering the programming hereunder, it being understood and agreed by the parties that, in any such case, Telemundo will continue to be responsible for the costs of initially transmitting the programming hereunder and Licensee will continue to be responsible for

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the costs relating to the pickup of the Telemundo programming and its rebroadcast by the Station. Notwithstanding the foregoing, if Telemundo modifies its method of delivering the programming hereunder to a method that is unique or which otherwise falls outside of (or is different from) the generally accepted methods of delivering television signals within the U.S. free broadcast television industry, then Telemundo will provide the Station with a level of cost assistance (to be negotiated in good faith by the parties at the time) in connection with expenditures incurred by the Station in making the necessary adaptations and/or enhancements to the Station's signal reception equipment. Telemundo will provide Licensee with as much advance notice as is reasonably practicable of any changes in Telemundo's method of delivering the programing hereunder, unless and to the extent that such changes are made in response to exigent circumstances.

     5.   Carriage & Preemption:
          ---------------------

          (a) Commitment to Broadcast Supplied Programming: During the Primary
              --------------------------------------------
Programmed Time Periods (subject to the provisions of Paragraph 5.(d) below), Licensee agrees to broadcast over the facilities of the Station all Telemundo programs in their entirety, including, but not limited to, all commercial announcements, Telemundo's Network identification spots and transparent over-lays, promotional spots and credits, all without interruption, deletion or addition (except for the addition of Licensee's local commercial announcements as provided hereunder and required station identification spots) on the date and at the times the same is scheduled by Telemundo. The foregoing shall also apply to any Telemundo programing during the Discretionary Programmed Time Periods, to the extent that the Network "feed" is carried by the Station during such time periods. Notwithstanding the foregoing provisions: (i) Licensee shall have certain rights to substitute localized promotional spots for promotional spots supplied by Telemundo (as more particularly described in Paragraph 6 below);
(ii) Licensee shall have certain rights to substitute local advertisements for national "spot" advertisements supplied by Telemundo (as more particularly described in Paragraph 8.(c) below); (iii) Licensee shall have certain rights to substitute local advertisements for "excess" Telemundo promotional spots (as more particularly described in Paragraph 8.(a) below); and (iv) Licensee shall have the general right, with respect to programs airing during the Discretionary Programmed Time Periods, to join or leave such programs "in progress" (a "Partially Carried Program"). Licensee agrees to consult with Telemundo, as far
--------------------------
in advance as is reasonably practicable, regarding any program which Licensee intends to be a Partially Carried Program; provided, that Licensee's decision shall be final and controlling, other than in connection with any program for which Telemundo advises Licensee that Licensee's joining or leaving (as applicable) such program "in progress" would constitute a violation of any applicable guild or union agreement or the rights of any third party involved with such program ("Restricted PC Program"); provided further, however, that
                    ---------------------
with respect to any Restricted PC Program, upon Licensee's request, Telemundo will use reasonable efforts (appropriate under the circumstances, but without obligation to incur any material costs) to seek to obtain the applicable third party's consent to Licensee's joining or leaving (as applicable) such Restricted PC Program "in progress".

          (b) Programmed Time Periods:  Telemundo commits to supply programming
              -----------------------
throughout the Term of this Agreement on a twenty-four (24) hour per day basis. Telemundo's programming day will be divided into two (2) parts: the "Primary
                                                                    --------
Programmed Time Periods",
-----------------------

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during which time the Station (and other Network affiliates) will be required to air the Network "feed" (subject to the provisions of Paragraph 5.(d) below) and the "Discretionary Programmed Time Periods", defined as the portion of the
     -------------------------------------
programming day that is outside of the Primary Programmed Time Periods and during which time the Station (and other Network affiliates) will have the right, but not the obligation, to air the Network "feed".

          Initially, the Primary Programmed Time Periods will be as follows (the specified times apply for the Eastern Time Zone, the Pacific Time Zone and the Mountain Time Zone; for the Central Time Zone, the times shall be one hour earlier):

          Monday-Friday       10:00 am to 6:00 pm;  6:30 pm to 11:00 pm

          Saturday            2:00 pm to midnight

          Sunday              2:00 pm to 11:30 pm

          Currently, only an Eastern Time Zone feed of the Telemundo programming is being transmitted. Unless and until additional Time Zone feeds are being transmitted by Telemundo, and unless otherwise determined by Telemundo as necessary for the broadcast of live sports or other live events, affiliated stations in the Central Time Zone are required to pick-up and broadcast the Eastern Time Zone feed "live" (albeit one hour earlier local time) and affiliated stations in the Pacific and Mountain Time Zones are required to delay their broadcast of such programming and to thereafter rebroadcast the programming at the same time (local time) as the time (Eastern Time) that such programming is originally transmitted. For example, programming transmitted by Telemundo which is intended for broadcast in the Eastern Time Zone at 8:00 pm,
(x) in the case of affiliated stations located in the Pacific Time Zone, shall be delayed by such stations and thereafter be rebroadcast at 8:00 pm (Pacific
Time) on the same day, (y) in the case of affiliated stations located in the Mountain Time Zone, shall be delayed by such stations and thereafter be rebroadcast at 8:00 pm (Mountain Time) on the same day and (z) in the case of affiliated stations in the Central Time Zone, shall be picked-up by such stations and rebroadcast "live" at 7:00 pm (Central Time) on the same day.

          (c) Modifications to Primary Programmed Time Periods: Telemundo
              ------------------------------------------------
reserves the right to expand the Primary Programmed Time Periods (and agrees to use its reasonable efforts to so expand the Primary Programmed Time Periods) and/or to modify the hours included within the Primary Programmed Time Periods; provided, that Telemundo agrees not to expand the Primary Programmed Time Periods for the purpose of brokering such additional time to a third party (e.g., no such expansion shall be for the purpose of airing Paid Programming),
without the approval of Licensee.   Telemundo agrees to consult with Licensee,
in advance, regarding any proposed expansions or modifications of the hours included in the Primary Programmed Time Periods (provided that Telemundo's determination will be final and conclusive). From and after the time of any such expansion or modification, the then applicable hours shall constitute the "Primary Programmed Time Periods" hereunder. To the extent that Telemundo elects to expand the Primary Programmed Time Periods beyond the aggregate number of hours currently set forth in Paragraph 5.(b), Telemundo will have the right to thereafter reduce such aggregate number of hours, provided, that in no event shall the aggregate number of hours included in the Primary

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Programmed Time Periods following any such contraction be less than the aggregate number of hours currently set forth in Paragraph 5.(b).

          Notwithstanding the foregoing, Telemundo agrees that in no event shall Licensee be provided with less than eighteen (18) hours per week for the airing of local programming on the Station (i.e., there shall at all times the Discretionary Programmed Time Periods will aggregate to not less than eighteen
(18) hours per week). As provided above, Telemundo agrees to consult with Licensee, in advance, regarding the designation (or any change in the designation) of hours designated as the Discretionary Programmed Time Periods (provided that Telemundo's determination shall be final and conclusive).

          (d) No Conflicting Obligations:  Licensee hereby confirms that, except
              --------------------------
for the commitments set forth on Schedule "A" attached hereto (the "Existing
                                                                    --------
Conflicting Commitments"), Licensee has no third party programming obligations
-----------------------
or commitments as of the date hereof that will or could interfere or conflict with Licensee broadcasting over the Station during the Primary Programmed Time Periods (as presently in effect), throughout the Term of this Agreement, all Telemundo programming specified by Telemundo for airing during the Primary Programmed Time Periods, and Licensee hereby agrees that, subject only to the preemption rights contained in Paragraph 16 below and to the provisions of Paragraph 10 below, Licensee shall broadcast all Telemundo programming during the Primary Programmed Time Periods specified by Telemundo for airing during the Primary Programmed Time Periods. Licensee represents and warrants that, except as expressly set forth on Schedule "A", each of the Existing Conflicting Commitments is terminable by Licensee, without penalty, on not more than ninety
(90) days prior notice to the other party thereto. If, upon a proposed expansion or modification of the Primary Programmed Time Periods by Telemundo, Station has a conflicting obligation or commitment relating to any hour(s) newly included in the Primary Programmed Time Periods (each, a "Newly Designated
                                                          ----------------
Hour"), Station shall terminate such obligation or commitment as soon as Station is contractually entitled to do so, but in no event, except as expressly set forth on Schedule "A", later than the date which is the later of (i) ninety (90) days from the date of written notice of Telemundo's proposed expansion/modification of the Primary Programmed Time Periods or (ii) the date on which the Newly Designated Hour first is programmed by Telemundo as part of the Primary Programmed Time Periods (as applicable, the "Interim Period").
                                                         --------------
During the Interim Period, the Station may continue to program the Newly Designated Hour(s) in accordance with the conflicting commitment and the "exclusivity" provisions of Paragraph 3 shall apply with respect to the Network programming during such Newly Designated Hour(s), to the same extent that such provisions would apply if the Station was carrying such Network programming. After the Interim Period, Licensee's and Station's obligations with respect to such Newly Designated Hour shall be as provided in Paragraph 5.(a) above. In order to ensure its ability to comply with the provisions of this Paragraph 5.(d), Licensee agrees that all programming agreements which Licensee hereafter enters into will be terminable by Licensee, without penalty, on not more than ninety (90) days prior notice to the other party thereto.

          (e) Preempted Programming: Except as otherwise approved by Telemundo,
              ---------------------
in the event that Licensee, for any reason, fails to telecast or advises Telemundo that it will not telecast any Telemundo programming during the Primary Programmed Time Periods, then, in

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each case, Licensee, upon notice from Telemundo to Licensee, will telecast such omitted programming and the commercial announcements contained therein (or any replacement programming and the commercial announcements contained therein) during a time period(s) which the parties shall promptly and mutually agree upon and which shall be of quality and rating value comparable to that of the time period(s) at which such omitted programming was not telecast as provided herein; provided, that the foregoing shall not apply, however, to any programming which Licensee has not telecast pursuant to the exercise of the rights described in clause (a) of Paragraph 16 below; provided further, that Licensee may telecast the omitted programming in such other time period(s) without the commercial announcements originally contained in the omitted programming, provided that Licensee shall be responsible for all "make goods" to advertisers arising as a result of the decision to replace such commercial announcements. In the event that the parties do not promptly agree upon a time period as provided in the preceding sentence, then, without limitation to any other rights of Telemundo under this Agreement or otherwise, Telemundo shall have the right to license the broadcast rights to the applicable omitted programming (or replacement programming) to another free broadcast television station located in Covered Community. The foregoing provisions of this Paragraph 5.(e) shall not be construed so as to limit Telemundo's rights elsewhere provided in this Agreement or otherwise in the event of the failure by Station to broadcast any particular Telemundo programming.

          (f) Preemptions\Approved and Unauthorized:  For the purposes of this
              -------------------------------------
Agreement, an "Approved Preemption" shall mean: any failure to broadcast due to
               -------------------
a Force Majeure Event as provided for in Paragraph 10 below and any preemption permitted by Paragraph 16 below. Any other preemption or failure to broadcast any Telemundo programming during the Primary Programmed Time Periods (other than a de minimis interruption caused by technical difficulties and lasting not
  -- -------
longer than fifteen (15) seconds) shall be deemed an "Unauthorized Preemption",
                                                      -----------------------
with Unauthorized Preemptions being subdivided into two (2) categories: "Willful
                                                                         -------
Unauthorized Preemptions" (defined as Unauthorized Preemptions resulting from
------------------------
the willful act (intentionally undertaken to cause a failure to broadcast) of, or other overt act constituting the gross negligence of Licensee, Station or any of their respective officers, employees, independent contractors or agents (provided that such independent contractors or agents are not otherwise officers, employees, independent contractors or agents of Telemundo) and "Other
                                                                          -----
Unauthorized Preemptions" (defined as all Unauthorized Preemptions other than
------------------------
any Willful Unauthorized Preemptions). Without limiting any other rights of Telemundo under this Agreement or otherwise, if, during the Term, Station makes two (2) Willful Unauthorized Preemptions or if, within any twelve (12) month period during the Term, Station makes three (3) or more Other Unauthorized Preemptions of the Telemundo programming, Telemundo may, upon thirty (30) days prior written notice to Licensee, elect, with respect to each such preempted program, to either: (1) terminate Station's right to broadcast such preempted program and, to the extent and for the period(s) that Telemundo elects, thereafter license the broadcast rights to such program to any other free broadcast television station or stations located in the Covered Community; or
(2) hold Licensee responsible for two hundred percent (200%) of any loss (whether in the form of foregone advertising revenues, resulting "make goods" in favor of advertisers, etc.) resulting from each such Unauthorized Preemption (for purposes of determining the extent of any such "loss", the advertising revenues that could have been obtained for the preempted program shall be assumed to equal the greater of (x) the corresponding advertising revenue for Telemundo programming during the preempted time period for the applicable day of the week over the

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immediately prior four (4) weeks or (y) the advertising revenue actually obtained for the preempted program throughout the balance of the Telemundo Network multiplied by a percentage equal to the Station's percentage share of the Station's Group's then prevailing "network" coverage). If, during the Term,
(I) Station makes a third and fourth (or further) Willful Unauthorized Preemption or (II) having theretofore made three (3) or more Other Unauthorized Preemptions within an earlier twelve (12) month period, Station again makes three (3) or more Other Unauthorized Preemptions of the Telemundo programming within a twelve (12) month period (unless three (3) or more intervening annual twelve (12) month periods have elapsed between such annual period and such earlier annual period), or (III) Station makes two (2) or more Willful Unauthorized Preemptions and they occur in the same twelve (12) month period in which, or in a twelve (12) month period adjacent to a twelve (12) month period in which, Station makes three (3) or more Other Unauthorized Preemptions, then, without limiting any other rights of Telemundo under this Agreement or otherwise, Telemundo may elect, on each such occasion and upon thirty (30) days prior written notice to Licensee, to exercise the rights described in clauses
(1) or (2) above and/or to terminate this Agreement. Licensee shall provide Telemundo with written notice of any occurrence which Licensee believes constitutes an Unauthorized Preemption. If Telemundo believes that an Unauthorized Preemption has occurred, but has not been notified of such occurrence by Licensee, Telemundo shall, within ninety (90) days of Telemundo's becoming aware that a preemption has occurred that Telemundo reasonably believes constitutes an Unauthorized Preemption, provide Licensee with written notice of such belief. Within ninety (90) days of Telemundo's becoming aware that it is entitled to exercise its remedies under this Paragraph 5.(f) by reason of the occurrence of the requisite Unauthorized Preemptions, Telemundo shall provide Licensee with written notice as to whether Telemundo has elected the remedy set forth in clause (1) or (2) above or, if appropriate, has elected to terminate this Agreement; Telemundo failure to provide timely written notice of its election will not constitute a waiver of Telemundo's rights, but Telemundo will be deemed to have elected the remedy set forth in clause (2) above (and may not elect to terminate this Agreement by reason of such particular circumstance).

     In every case, in the event of an Other Unauthorized Preemption, Telemundo shall have its right to recover damages by reason of any "loss" incurred. However, in counting the number of occurrences of Other Unauthorized Preemptions for purposes of determining whether Telemundo has the right to exercise the additional remedies set forth in clauses (1) or (2) of the preceding paragraph and/or to terminate this Agreement, "Remedied Other
                                                         --------------
Unauthorized Preemptions" will not be included.   In order for an Other
------------------------
Unauthorized Preemption to be eligible to be a Remedied Other Unauthorized Preemption, Licensee must promptly (but in no event more than ten (10) days after Licensee becomes aware of such Other Unauthorized Preemption or twenty
(20) days after such Other Unauthorized Preemption, whichever is earlier) provide Telemundo with written notice setting forth the time and extent of such Other Unauthorized Preemption, the cause of such Other Unauthorized Preemption and an explanation of the reasonable steps that Licensee has taken or is
prepared to take to prevent a recurrence.   If Telemundo is satisfied, in its
reasonable judgment, that such remedial steps will prevent a recurrence, and provided that such remedial steps have been taken or are promptly thereafter implemented by Licensee, then such preemption will constitute a "Remedied Other
Unauthorized Preemption".   Telemundo shall advise Licensee of Telemundo's
position promptly following receipt of Licensee's written notice. If Telemundo is not satisfied, in its reasonable judgment, with the remedial steps suggested by Licensee, Telemundo may suggest alternative remedial steps and a time frame within which they must be achieved. If Licensee thereafter takes such remedial steps within the time frame indicated by Telemundo, then such preemption will constitute a "Remedied Other Unauthorized Preemption".

          (g)  Non-Telemundo Time Periods/Station's Programming Obligations: The
               ------------------------------------------------------------
Station shall have the right to program, and shall program, the portion of each twenty-four (24) hour broadcast day which is not part of the Primary Programmed Time Periods (i.e., the Discretionary Programmed Time Periods), including by carrying and re-transmitting the Network feed during such time period (in which case the applicable provisions of Paragraph 5.(a) will apply to any programming included within such carried Network feed). As between Telemundo and Station, Station shall be responsible for complying with all FCC licensing/exhibition requirements regarding programming content, including, without limitation, regulations addressing public service programming and children's or educational programming for all time periods (it being understood and agreed, however, that the Network programming provided by Telemundo to the Station may be taken into account by the Station in connection with assessing its compliance with such FCC programming content requirements, to the full extent permissible under applicable FCC rules and regulations). Telemundo agrees to provide, as part of the weekly Network feed, not less than three (3) hours per week of programming that will satisfy the FCC requirements for "children's educational and informational programming".

     6.   Promotion:
          ---------

          (a)  Telemundo Promos:
               ----------------

          (i) During Locally Programmed Time Periods: Telemundo will provide
              --------------------------------------
Licensee with on-air promotional announcements (which may be for any Telemundo programming) ("Telemundo Promos") for broadcast during all or any portion of the
               ----------------
Discretionary Programmed Time Periods during which the Station is not carrying the Network feed ("Locally Programmed Time Periods"); provided, that the
                   -------------------------------
foregoing shall not apply with respect to any Paid Programming or any other program which does not contain commercial/promotional announcements. Subject to the immediately preceding proviso, each hour during the Locally Programmed Time Periods, Station agrees to air not less than one minute ten seconds (1:10) of Telemundo Promos per half-hour and not less than two minutes twenty seconds (2:20) of Telemundo Promos per hour, provided that in no event shall the aggregate amount of time represented by Telemundo Promos in any given hour during the Locally Programmed Time Periods represent less than fifty percent (50%) of all of the promotional "spot" time aired during such hour (provided, that so long as the running time of Telemundo Promos per half-hour and per hour at least equals one minute ten seconds (1:10) per half-hour and two minutes twenty seconds (2:20) per hour, respectively, Licensee will be deemed to have satisfied the foregoing provision so long as Licensee uses all reasonable efforts, to the extent practicable, to satisfy the aforesaid fifty percent (50%)
minimum requirement).   The foregoing allocations of promotional "spots" as
between Telemundo Promos and the Station's other promotional "spots" shall be adjusted from time-to-time during the Term, so as to remain consistent with the then prevailing general practices of other comparable United States free broadcast television networks. With respect to the promotional "spots" allocated to the Telemundo Promos, Telemundo shall have the right to determine which particular Telemundo Promos are to be used during any particular program (provided, that the Station will have the right to determine the particular promotional "spot" within such program in which to insert the designated Telemundo Promo); provided, that Licensee shall have the right to replace up to one-half (1/2) (based upon running time, not number) of the Telemundo Promos solely with localized promotional announcements regarding Network programming which airs during the Primary Programmed Time Periods; provided further, that Telemundo shall have the right to "tag" up to one-half (1/2) (based upon running time, not number) of the Telemundo Promos in each half-hour as being non-replaceable, in which case Licensee's aforesaid right to replace the Telemundo Promos with localized promos of Network programming may only be exercised with respect to the "untagged" Telemundo Promos.

          (ii)  During the Network Feed: Telemundo will include Telemundo Promos
                -----------------------
in its daily Network programming feed; provided that the foregoing shall not apply with respect to any infomercials or any other program which does not contain commercial/promotional announcements). Subject to the immediately preceding proviso, during each hour of the Network feed (other than during infomercials), Telemundo will include not less than one minute ten seconds (1:10) of Telemundo Promos per half-hour and not less than two minutes twenty seconds (2:20) of Telemundo Promos per hour. The foregoing minimums may be adjusted by Telemundo from time-to-time during the Term, so as to remain consistent with the then prevailing general practices of other comparable United States free broadcast television networks. With respect to such Telemundo Promos, Telemundo shall have the right to determine which particular Telemundo Promos are to be used for each applicable promotional "spot" within the Network feed; provided, that Licensee shall have the right to replace up to one-half (1/2) (based upon running time, not number) of the Telemundo Promos solely with localized promotional announcements regarding Network programming which airs during the Primary Programmed Time Periods; provided further, that Telemundo shall have the right to "tag" up to one-half (1/2) (based upon running time, not number) of the Telemundo Promos in each half-hour as being non-replaceable, in which case Licensee's aforesaid right to replace the Telemundo Promos with localized promos of Network programming may only be exercised with respect to the "untagged" Telemundo Promos. By way of clarification, the provisions of this Paragraph 6.(a)(ii) shall apply with respect to all Network programming during the Primary Programmed Time Periods and during any portion of the Discretionary Programmed Time Periods during which the Station is carrying the Network feed; during those portions of the Discretionary Programmed Time Periods during which the Station is not carrying the Network feed, the provisions of Paragraph 6.(a)(i) above, rather than the provisions of this Paragraph 6.(a)(ii), will be applicable.

          (b) Additional Promotional Materials: In addition to providing the
              --------------------------------
Telemundo Promos referred to above, Telemundo shall make available to Licensee Telemundo's standard "on-air" promotional materials (e.g., "on-air" promotional "beds") for utilization in connection with local promos; provided, that if Licensee requests that Telemundo customize such "on-air" promotional materials for Licensee, then Licensee shall reimburse Telemundo for the costs of such customizing. Telemundo and Licensee shall mutually determine which other promotional and sales materials (e.g., still photographs/biographies of on-air talent, story synopsis, etc.) Telemundo will provide to Licensee; Licensee shall reimburse Telemundo for Telemundo's actual costs in making such mutually-agreed upon materials available to Licensee. Licensee shall not delete any copyright, trademark, logo or other notice, or any credit, included in any materials delivered pursuant to this Paragraph or otherwise, and Licensee shall not exhibit, display, distribute or otherwise use any trademark, logo or other material or item delivered pursuant to this Paragraph or otherwise, except as instructed by Telemundo at the time.

     7.   Capital Expenditure, Marketing and Programming Commitments:
          ----------------------------------------------------------

          (a) Certain Commitments: Pursuant to that certain Umbrella Agreement
              -------------------
dated as of the date hereof between Telemundo and Telemundo Group, Inc. ("TGI") (the "Umbrella Agreement"), Telemundo, on its behalf, and TGI, on its behalf and
      ------------------
on behalf of Licensee and all of TGI's's other United States free broadcast television stations, have each committed to incur certain minimum amounts of marketing/promotional expenditures, programming expenditures and capital expenditures during the Term.

          (b)  Market Research/Advertising Support:  As between Telemundo and
               -----------------------------------
Licensee, Telemundo shall be responsible for all market research and advertising support for the Network. Telemundo shall also be responsible for all market research for national "spot" sales and will share all information derived from such research with the Station for use in the Station's local sales efforts. Licensee shall be responsible for all market research for local "spot" sales and will share all information derived from such research with Telemundo.

     8.   Commercial Announcements:
          ------------------------

          (a) Allocation of Ad Time:  With respect to each hour of Telemundo
              ---------------------
programming, not less than fifty percent (50%) of the available advertising time will be made available for local advertising and national "spot" advertising (as more particularly discussed in Paragraph 8.(c) below), with Telemundo reserving the balance of the advertising time; provided, that the foregoing shall not apply with respect to any Paid Programming or any other program which does not contain commercial/promotional announcements. It is currently contemplated that the average aggregate amount of advertising (exclusive of any Promo "spots") will be twelve (12) to thirteen (13) minutes per hour. Solely with respect to Telemundo programming during the Discretionary Programmed Time Periods, if Telemundo does not intend to utilize its full fifty percent (50%) of the available advertising time for commercial announcements, Telemundo shall so advise Licensee; to the extent that Telemundo has elected to run incremental Telemundo Promos in such otherwise un-utilized ad spots, Licensee shall have the right to replace such incremental Telemundo Promos with local advertising; the parties shall work together to develop a methodology for identify and distinguishing the "incremental", replaceable Telemundo Promos from other Telemundo Promos.

          (b) Changes in the Amount of Ad Time:  Telemundo shall have the right,
              --------------------------------
at any time and from time to time (including on a program-specific basis), to change the aggregate amount of commercial advertising time per hour, provided that the allocation of such advertising time (whether increased or decreased) between Telemundo's reserved time, on the one hand, and local advertising and national "spot" advertising, on the other hand, shall at all times remain consistent with the percentage figures set forth in the first sentence of Paragraph 8.(a) above and any such change shall be consistent with industry standards for United States free broadcast television networks for the particular type of programming (e.g., children's programming, late-night programming, etc.) involved. Telemundo shall consult with Licensee regarding any plans to so change the aggregate amount of commercial advertising time (although Telemundo's determination shall be final and controlling), and shall provide Licensee with reasonable advance notice before implementing any such change.

          (c) Affiliate Time: Of the aggregated commercial time allocated to
              --------------
local advertising and national "spot" sales, a portion of such commercial time shall be reserved for national "spot" time ("Affiliate Time"), it being the
                                             --------------
present intention of the parties to allocate such time between local advertising and Affiliate Time in a manner consistent with (and to adjust such allocation from time-to-time during the Term, if necessary, to remain consistent with) the then prevailing practices of other United States free broadcast television networks (but taking into account the practices of the Network as of the date hereof). Notwithstanding the foregoing, the Station shall have the right, in its good faith business judgement, to elect not to participate in any particular national "spot" sale of Affiliate Time and to instead utilize the particular "spot" for a local advertisement, as hereafter provided. Telemundo shall advise the Station which particular "spots" it intends to utilize for Affiliate Time and the Station shall advise Telemundo whether it intends to participate in such national "spots", all at times and on a basis consistent with customary practices between free broadcast networks and their affiliated stations. Telemundo shall administer the sale, on behalf of all of the Network's participating affiliated stations, including the Station, of any and all Affiliate Time (subject to the foregoing provisions). Telemundo shall be entitled to be reimbursed for any third party advertising or marketing costs (including, without limitation, ad agency fees and commissions) incurred by Telemundo in connection with its sale of Affiliate Time (as more particularly described in the Umbrella Agreement.

          (d) Obligation to Broadcast: With respect to all Telemundo programming
              -----------------------
broadcast by Licensee, Licensee's broadcast over the Station of the commercial announcements included by Telemundo in such programming is of the essence of this Agreement, and nothing contained in Paragraphs 5.(e) and 5.(f) above or elsewhere in this Agreement (other than Paragraphs 10 and 16 below) shall limit Telemundo's rights or remedies at law or otherwise relating to failure to so broadcast said commercial announcements. Licensee agrees to maintain complete and accurate records of all commercial announcements broadcast as provided herein. Within two (2) weeks following each request by Telemundo therefor, Licensee will submit copies of all such records to Telemundo.

          (e) Sales Incentives.   In connection with its sales of national
              -----------------
advertising time, Telemundo shall not discriminate against sales of national Affiliate Time "spots" undertaken on behalf of the Network affiliates in favor of sales of national Network "spots" undertaken on Telemundo's own behalf, taking into account all relevant facts and circumstances (it being understood that the demand for and price paid for any particular ad "spot" will be a function of numerous factors, including the popularity of any particular program, the time of airing of any particular program and the subject matter of any particular program, and inevitably will be a function of customer demands
and preferences).   In furtherance of the foregoing, Telemundo has adopted
certain ad sales policies and procedures, a copy of which has been provided to Licensee, which are designed to ensure that Telemundo's ad sales force is not incentivized to sell national Network "spots" in lieu of Affiliate Time "spots". From time to time during the Term Telemundo and Licensee will meet to review and discuss Telemundo's then current national ad sales policies and procedures and agree to reasonably cooperate with one another to refine and/or modify the same to the extent reasonably necessary to achieve the parties' intended purpose.

     9.   Station Compensation/Allocation of Advertising Revenues:    Telemundo
          -------------------------------------------------------
shall be responsible for the sale of all national Network "spots" and for the sale of all Affiliate Time on behalf of the Network's participating affiliated stations, including the Station Group, and Licensee shall be responsible for the sale of all local advertising over the Station Group, all as is more particularly provided for in the Umbrella Agreement. The compensation to the Station for carrying the Network programming and the compensation to Telemundo for providing the Network programming are set forth in the Umbrella Agreement.

     10.  Force Majeure:  Telemundo shall not be liable to Licensee (or Station)
          -------------
for any failure to supply any programming or any part thereof, nor shall Licensee (nor Station) be liable to Telemundo for failure to broadcast any such programming or any part thereof, by reason of any act of God, labor dispute, non-delivery by program suppliers or others, failure or breakdown of satellite or other facilities, legal enactment, governmental order or regulation or any other similar or dissimilar cause beyond their respective control ("Force
                                                                    -----
Majeure Event"). If a party (the "Affected Party") determines that it will be
-------------                     --------------
unable to perform its obligations hereunder by reason of a Force Majeure Event, the Affected Party shall provide written notice thereof to the other party (the "Unaffected Party") explaining the reason therefor and the Affected Party's best
 ----------------
estimate as to the anticipated period of its non-performance; it being agreed, however, that the Affected Party shall have a duty to take reasonable steps, appropriate under the relevant circumstances, to minimize the adverse impact to the Unaffected Party of the particular Force Majeure Event that is causing the Affected Party's non-performance. As promptly as practicable following the cessation of the particular Force Majeure Event, the Affected Party shall provide the Unaffected Party with written notice thereof. If due to any Force Majeure Event(s), Telemundo substantially fails to provide the programming to be delivered to Licensee under Paragraph 1 above, or the Station substantially fails to broadcast such programming as scheduled by Telemundo, for twelve (12) consecutive weeks, or for six (6) months in the aggregate during any twelve (12) month period, then the Unaffected Party (as applicable) may terminate this Agreement upon thirty (30) days prior written notice to the Affected Party, which written notice may be given at any time prior to the expiration of the two
(2) day period immediately following the date of the Unaffected Party's receipt of actual written notice (given in accordance with Paragraph 19 below) that the Force Majeure Event(s) has ended.

     11.  Assignment:  This Agreement shall not be assigned by Licensee without
          ----------
the prior written consent of Telemundo, and any permitted assignment shall not relieve Licensee of its obligations hereunder; provided, that the foregoing restriction shall exclude any such assignment made pursuant to and in accordance with the following (each, a "Permitted Assignment"): (a) the Put/Call Agreement
                             --------------------
between Station Partners, LLC., Sony Pictures Entertainment Inc. and Liberty Media Corporation or (b) the Security Documents (as defined in the Credit Agreement dated as of August 4, 1998 among TLMD Acquisition Co., a Delaware corporation; Telemundo Holdings, Inc. ("Holdings"); the financial institutions
                                        --------
from time to time party thereto; Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent, collateral agent, and issuing bank; and Canadian Imperial Bank
of Commerce, as documentation agent) ("Credit Agreement").   Any purported
                                       ----------------
assignment by Licensee without such consent (other than a Permitted Assignment) shall be null and void and not enforceable against Telemundo.

     12.  Unauthorized Copying: Licensee shall not, and shall not authorize
          --------------------
others to, record, copy or duplicate any programming and other material furnished by Telemundo hereunder, in whole or in part, and shall take all reasonable precautions to prevent any such recordings, copying or duplicating. Notwithstanding the foregoing, if Station is located in a time zone other than the Eastern Time Zone or Central Time Zone, Licensee may pre-record programming from the satellite feed for later telecast at the times scheduled by Telemundo (in accordance with Paragraph 5.(b) above). Licensee shall erase all such pre-recorded programming promptly after its scheduled telecast.

     13.  Term: The term of this Agreement shall commence as of the date hereof
          ----
(the "Commencement Date") and shall continue for a period of ten (10) years
      -----------------
thereafter (the "Initial Period").  After the Initial Period, the term of this
                 --------------
Agreement may be extended by Telemundo (in its sole discretion) beyond the Initial Period for an additional period of five (5) years (the "Initial
                                                                -------
Extension"), upon Telemundo giving written notice of such extension (the
---------
"Extension Notice") to Licensee at least one hundred twenty (120) days prior to
-----------------
the expiration of the Initial Period; provided, however, that if Telemundo has failed to satisfy the performance goals set forth in Paragraph 1 of Appendix "1" attached hereto, then Licensee may, in its sole discretion and within thirty
(30) days of Licensee's receipt of the Extension Notice, give Telemundo written notice that Licensee rejects such extension, in which case Telemundo's Extension Notice shall be ineffective and the term of this Agreement shall terminate upon the expiration of the Initial Period. If the Initial Period is extended by the Initial Extension, then, after the Initial Extension, the Term of this Agreement may be extended by Telemundo (in its sole discretion) for an additional period of five (5) years beyond the end of the Initial Extension (the "Further
                                                                -------
Extension"), by Telemundo giving an Extension Notice to Licensee at least one
---------
hundred twenty (120) days prior to the expiration of the Initial Extension; provided, however, that if Telemundo has failed to satisfy the performance goals set forth in Paragraph 2 of Appendix "1" attached hereto, then Licensee may, in its sole discretion within thirty (30) days of Licensee's receipt of the Extension Notice, give Telemundo written notice that Licensee rejects such extension, in which case Telemundo's Extension Notice shall be ineffective and the term of this Agreement shall terminate upon the expiration of the Initial Extension. The Initial Period, together with the Initial Extension (if applicable) and the Further Extension (if applicable) shall constitute the "Term" of this Agreement. Any presently existing Station Affiliation Agreements
 ----
between Telemundo and Licensee with respect to the Station shall be deemed to have been terminated and superseded in all respects by mutual consent of the parties as of the Commencement Date.

     14.  Service Marks:  Licensee hereby acknowledges that "Telemundo" is a
          -------------
trademark, service mark, trade name and the property of Telemundo and that all uses of said trademark, service mark, trade name and property, now known or hereafter developed or created shall inure to the benefit of Telemundo.
Licensee is hereby granted a non-exclusive, royalty-free license to use the Telemundo trademark, service mark and trade name, during the Term of this Agreement, solely in connection with the presentation of the "on-air" look of the Station and the advertising and promotion of the Station and of the Network programming; provided, that such advertising and promotional rights do not extend to commercial merchandising or similar rights, although Licensee shall have the limited right and license to create incidental, promotional "give-aways" which include the "Telemundo" trademark, service mark or trade name, subject to the provisions set forth below. Any promotional materials which Licensee develops or distributes which incorporate the Telemundo trademark, service mark and trade name shall clearly identify "Telemundo" as the trademark, service mark and/or trade name of Telemundo through appropriate identification (e.g., the use of the symbol "TM", etc.) or
                                    ----
equivalent language clearly identifying Telemundo as the owner thereof. At the request of Telemundo, specimens of such materials must be submitted in representative form by Licensee to Telemundo for Telemundo's prior written approval. In addition, Licensee, TGI and Holdings shall each have the right to use the name "Telemundo" on a limited basis as part of its corporate name; provided, that in no event shall such use entitle Licensee, TGI or Holdings, to use the name "Telemundo" (i) except as provided in clause (ii), other than with the words "Group, Inc." or "Holdings, Inc." immediately adjacent thereto, (ii) other than in any communication in which it is clear that the reference to "Telemundo" is a reference to Licensee or Telemundo Holdings, Inc. (and not Telemundo, the Network or otherwise), (iii) in conjunction with the words "Network" or "Channel", (iv) in connection with any production or distribution businesses or (v) in connection with any merchandising, interactive, publishing or music businesses or activities or any other business or activities which are ancillary to the motion picture and television production and distribution businesses. Telemundo hereby consents to Licensee, along with TGI and Holdings, granting a non-exclusive license with respect to the foregoing licensed rights to the collateral agent under the Security Agreement (as defined in the Credit Agreement) pursuant to, and solely for purposes of, Section 6.03 of the Security Agreement, subject to the terms and conditions of Section 6.03 of the Security Agreement (as currently in effect) and subject to the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, upon the termination or expiration of the Term of this Agreement, all of Licensee's, TGI's, Holdings', Station's and Licensee's aforementioned permitted sub-licensee's rights under this Agreement to broadcast or otherwise use any Telemundo program or any trademark, service mark, trade name, logo or other material or item hereunder shall immediately cease and none of the foregoing entities shall have any further rights whatsoever under this Agreement with respect to any such program, material or item.

     15.  Licenses:  Licensee shall at all times during the Term maintain such
          --------
licenses and authorizations, including performing rights licenses, as now are or may hereafter be in general use by United States free broadcast television stations and necessary for Licensee's broadcast of the Telemundo programming on the Station. In this regard, Licensee hereby represents and warrants to Telemundo that Licensee currently maintains all such licenses and authorizations, including performing rights licenses, as are ordinarily and customarily obtained by United States free broadcast television stations and necessary for Licensee's broadcast of the Telemundo programming on the Station.

     16.  Applicable Law:  The obligations of Licensee and Telemundo under this
          --------------
Agreement are subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC) and this Agreement and all matters or issues collateral thereto shall be governed by the law of the State of New York applicable to contracts negotiated, executed and performed entirely therein. With respect to programs offered by Telemundo pursuant to this Agreement, nothing in any other Paragraph hereof shall be construed to prevent or hinder Licensee from (a) rejecting or refusing Telemundo programs which Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest, or (b) substituting a program which, in Licensee's opinion, is of greater local or national importance (it being understood and agreed that local sporting events shall not constitute programming of a greater local or national importance); provided, however, Licensee shall use its reasonable best efforts to give Telemundo written notice of each such rejection or substitution, and the justification therefor, at least seventy-two (72) hours in advance of the scheduled broadcast (or, if Telemundo's initial program log identifying the applicable program is provided to Licensee less than seventy-two (72) hours before the scheduled broadcast, then Licensee shall have twenty-four (24) hours from its receipt of such program log), including an explanation of the cause for any lesser notice. Programming will be deemed to be unsatisfactory or unsuitable only if it (i) is delivered in a form which does not meet accepted standards of good engineering practice; (ii) does not comply with the rules and regulations of the FCC; or (iii) differs substantially in style and content from Telemundo programming which Licensee has broadcast previously and Telemundo programming which Telemundo has announced for its new fall 1998 programming line-up and which Licensee reasonably believes would not meet prevailing contemporary standards of good taste in its community of license. Licensee confirms that no programming will be deemed to be unsatisfactory, unsuitable or contrary to the public interest based on programming performance or ratings, advertiser or audience reactions or the availability of alternative programming (including sporting events and other special entertainment events) which Licensee believes to be more profitable or more attractive.

     17.  Change in Operations:  If the Station shall for any reason cease to be
          --------------------
licensed by the FCC as a free television broadcaster in the Covered Community, or if changes in the Station's operations shall cause the Station to fall materially below its current operating standards (other than in the case that the degraded operating standards of the Station nevertheless are within then customary operating standards for United States free broadcast television station affiliates of United States free broadcast television networks) or if the Station's signal service area shall be reduced materially below its current area (other than in the case that the signal service area reduction is consistent with similar reductions generally being imposed by the FCC upon United States free broadcast television stations) or if the Station shall otherwise hereafter cease to be operated in accordance with then customary operating standards for the United States free broadcast television station affiliates of United States free broadcast television networks (each, a "Change
                                                                         ------
in Operations"), then such occurrence shall constitute a default by Licensee
-------------
hereunder and Telemundo, in addition to its other rights and remedies, at law and in equity, shall have the right to terminate this Agreement upon thirty
(30) days prior written notice to Licensee; provided, that if Licensee shall commence efforts to cure the applicable default within the thirty (30) day period commencing on the date of Licensee's receipt of Telemundo's written notice and if Licensee shall cure the applicable default to the reasonable satisfaction of Telemundo within the one hundred and twenty (120) day period commencing on the date of Licensee's receipt of Telemundo's written notice, then this Agreement shall continue in effect; otherwise, this Agreement shall terminate upon the expiration of such thirty (30) day period (if Licensee did not commence efforts to cure the applicable default within such period) or such one hundred and twenty (120) day cure period, as applicable. The aforesaid one hundred and twenty (120) day cure period shall be subject to reduction if Licensee shall, during such period, cease to use efforts to cure the applicable default; in such instance, the cure period shall expire (and, at Telemundo's election, this Agreement shall expire) as of the day that Licensee ceases to use efforts to cure the applicable default. If Licensee disagrees with Telemundo's contention that Telemundo is entitled to terminate this Agreement pursuant to this Paragraph, the matter shall be submitted to binding arbitration in Los Angeles County or New York City under the rules and procedures of the American Arbitration Association, with the arbitrator being an expert in the area of free broadcast network television affiliation agreements (to the extent that such an arbitrator is available and can be agreed upon by the parties). If Licensee initiates an arbitration proceeding in accordance with this Paragraph on or prior to the otherwise effective date of Telemundo's termination, then Telemundo's termination will be stayed pending the outcome of such arbitration. A termination pursuant to this Paragraph 17 is sometime referred to as a "Change in Operations Termination". If the underlying cause of
                  --------------------------------
the matter giving rise to a Change in Operation under this Paragraph 17 is also a Force Majeure Event under Paragraph 10, then the provisions of Paragraph 10 shall control regarding the consequences of such occurrence on the parties' rights and obligations under this Agreement.

     18.  Warranties and Indemnities:
          --------------------------

          (a) Each of the parties hereto represents and warrants to the other that it has the authority to enter into this Agreement, that there are no restrictions, agreements or limitations on its ability to perform all of its obligations hereunder and that the execution and delivery of this Agreement and the performance by it of its obligations hereunder have been duly authorized by its board of directors or other governing body and no other corporate or partnership proceedings on its part are necessary for the execution and delivery of this Agreement and the performance of its obligations provided for herein. Each of the parties hereto hereby further represents and warrants to the other that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by bankruptcy, insolvency or other similar rights of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          (b) Telemundo represents and warrants that the broadcasting by Station, in accordance with this Agreement, of any Telemundo programming provided by Telemundo to Station shall not violate or infringe upon the trade name, trademark, copyright, literary or dramatic right, or right of privacy or publicity of any person or entity, or constitute a libel or slander of any person or entity; provided, however, that the foregoing representations and warranties shall not apply: (i) to public performance rights in music, (ii) to any material furnished or added by any person or entity other than Telemundo after delivery of the programming to Station or (iii) to the extent such programming is changed or otherwise affected by deletion, addition or alteration of any material by any person or entity other than Telemundo after delivery of
the programming to Station.   Telemundo agrees to indemnify and hold harmless
Station and its parents, affiliates, subsidiaries, successors and assigns, and the respective owners, officers, directors, agents and employees of each, from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorneys' fees, but excluding Licensee's or Station's lost profits or consequential damages, if any) caused by or arising out of Telemundo's breach of the representations and warranties set forth in the foregoing sentence or any breach of any of Telemundo's other representations, warranties or agreements hereunder. Telemundo makes no representations, warranties or indemnities with respect to the Telemundo programming, express or implied, except as expressly set forth in this Paragraph 18.(b). Telemundo further agrees to carry errors-and-omissions insurance covering its programming, with coverage limits and deductibles within industry standards, and to add and maintain Licensee and the Station as an additional insured in connection therewith during the Term.

          (c) Without limitation to any of Licensee's other obligations and agreements under this Agreement, Licensee agrees to indemnify and hold harmless Telemundo and its parents, affiliates, subsidiaries, successors and assigns, and the respective owners, officers, directors, agents and employees of each, from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorneys' fees, but excluding Telemundo's lost profits or Telemundo's consequential damages, if any) caused by or arising out of any matters excluded from Telemundo's representations and warranties by clauses (i),
(ii) or (iii) of Paragraph 18.(b) above, or any breach of any of Licensee's representations, warranties or agreements hereunder or any programming broadcast by Station other than that provided by Telemundo hereunder.

          (d) The indemnitor may assume, and if the indemnitee requests in writing shall assume, the defense of any third party claim, demand or action covered by indemnity hereunder, and upon the written request of the indemnitee, shall allow the indemnitee to cooperate in the defense at the indemnitee's sole cost and expense. The indemnitee shall give the indemnitor prompt written notice of any claim, demand or action covered by indemnity hereunder. If the indemnitee settles or consents to entry of judgment of any claim, demand or action without the prior written consent of the indemnitor, the indemnitor shall be released from the indemnity in that instance.

     19.  Notices:  All notices to each party required or permitted hereunder to
          -------
be in writing shall be deemed given when personally delivered, upon delivery by overnight courier or other messenger, upon receipt of facsimile copy, or three business days after the date of mailing postage prepaid, addressed as specified below, or addressed to such other address as such party may hereafter specify in a written notice given as provided herein. Such notices to Licensee shall be to the address set forth for Licensee on page 1 of this Agreement. Such notices to Telemundo shall be to: Telemundo Network Group LLC, 2290 West 8th Avenue, Hialeah, Florida 33010, Attn: Chief Operating Officer.

     20.  Retransmission Consent. If Licensee is accorded the right under any
          ----------------------
local, state or federal rule, regulation or law to elect to require any cable television system or other distribution system to obtain Licensee's consent to such system's transmission or retransmission of Station's broadcast of any Telemundo programming, or is given any similar right (including, without limitation, the right to compel payment from such a distribution system as a condition of such distribution system's retransmission of the Telemundo programming), then, to the full extent permitted under applicable law (including applicable FCC regulations), Telemundo shall have the exclusive right, on behalf of Licensee, to conduct all negotiations in connection with and to otherwise
administer all such retransmission decisions, as follows.   The initial decision
whether to elect for "must carry" or to negotiate for "retransmission consent" shall be made by Licensee (following prior good faith consultation with Telemundo). If Licensee shall elect to negotiate for "retransmission consent", then: (i) in connection with any retransmission decision

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

which deals solely with the retransmission of the Station's signal and for which direct economic benefits are obtained, Licensee will be entitled to such benefits; (ii) in connection with any retransmission decision which deals solely with the retransmission of the Station's signal and for which payments or other consideration would be payable to a distribution system in exchange for carriage, Telemundo will provide Licensee with written notice setting forth the terms of such carriage, which terms Licensee may accept or decline in its discretion; if Licensee accepts such terms, the costs of such carriage will be borne by Licensee; if Licensee declines, Telemundo may nevertheless enter into the applicable arrangement, but will be responsible for the costs of obtaining such carriage on such distribution system (in which case, Telemundo shall have the right to recoup such costs out of any resulting economic benefits and shall split the post-recoupment balance 50/50 with Licensee); and (iii) if Telemundo desires to (and is legally entitled to) bundle the retransmission of the Station's signal with the retransmission or carriage of another programming service or channel, Telemundo shall first obtain Licensee's consent to such arrangement, which Licensee may grant or withhold in its discretion; if Licensee withholds its consent, and thereafter seeks to bundle the retransmission of the Station's signal with the retransmission or carriage of a programming service or channel of a third party (a "Third Party Arrangement"), Telemundo shall have a
                             -----------------------
right to "match" the terms (using a channel or channels designated by Telemundo) of any such bona fide Third Party Arrangement. Telemundo will consult in good faith with Licensee with respect to any actions that Telemundo may desire to take in connection with its administration of retransmission decisions hereunder. In connection with any retransmission arrangement under clause (i) and any retransmission arrangement under clauses (ii) or (iii) which Licensee elects to accept or consent to, Licensee shall, upon Telemundo's request, execute such documentation and instruments as may be reasonably necessary for Telemundo to properly document and evidence such arrangement (and/or Licensee's acceptance of or consent to such arrangement).

     21.  Future Channels:  If Licensee has received or shall hereafter during
          ---------------
the Term receive digital spectrum frequency allocations by reason of its ownership of the Station, and if Licensee shall utilize such additional frequency space for the transmission of additional television channels, then, at Telemundo's election, Licensee shall cause each such channel to enter into an affiliation agreement with Telemundo for the carriage of programming to be provided by Telemundo. The terms and conditions of such affiliation agreement shall be the same as the terms and conditions of this Agreement, provided that the consideration received by Station for entering into and under each such affiliation agreement ("Future Channel Affiliate Consideration") shall be in
                        ------------------------ -------------
accordance with then prevailing market terms for similar arrangements for the carriage of television programming which have been negotiated on an "arms-length" basis. The parties will enter into good faith negotiations, for a period of not less than sixty (60) days (or such other period as the parties may mutually agree upon) (as applicable, the "Negotiation Period") regarding the
                                          ------------------
Future Channel Affiliate Consideration payable to the Station for such affiliation agreement (consistent with the immediately preceding sentence). If the parties are unable to reach agreement within such Negotiation Period, then either party may submit the matter to binding arbitration in Los Angeles County or New York City under the rules and procedures of the American Arbitration Association, with the arbitrator being an expert in the area of free over-the-air broadcast network television affiliation agreements (to the extent that such an arbitrator is available and can be agreed upon by the parties). The arbitration shall be conducted as a "baseball" arbitration, with (i) each party being obligated to prepare and submit to the arbitrator its proposal for the Future Channel Affiliate Consideration and (ii) the arbitrator being instructed that he/she must choose whichever of the submitted proposals most closely sets forth the prevailing market terms for similar arrangements which have been negotiated on an "arms-length" basis (and without any discretion on the part of the Arbitrator to select any other form of affiliation agreement or to make any changes or modifications to the submitted forms).

     22.  Termination Right: In the event of a termination by TGI of the
          -----------------
Umbrella Agreement by reason of a "material default of a material provision" by Telemundo thereunder, this Agreement will terminate; neither Licensee nor TGI may otherwise terminate this Agreement by reason of any breach or default on the
part of Telemundo, or otherwise.   In the event of a termination by Telemundo of
the Umbrella Agreement by reason of a "material default of a material provision" by TGI thereunder, Telemundo may terminate this Agreement; Telemundo may not otherwise terminate this Agreement by reason of any breach or default on the part of Licensee or TGI, or otherwise, except in the specific circumstances set forth in this Agreement for which Telemundo is expressly granted a termination right.

     23.  Miscellaneous:
          -------------

          (a) Nothing contained in this Agreement shall create any partnership, association, joint venture, fiduciary or agency relationship between Telemundo and Licensee.

          (b) No waiver of any failure of any condition or of the breach of any obligation hereunder shall be deemed to be a waiver of any preceding or succeeding failure of the same or any other condition, or a waiver of any preceding or succeeding breach of the same or any other obligation.

          (c) In connection with Telemundo programming, Station shall at all times permit Telemundo, without charge, to place, maintain and use on Station's premises, at Telemundo's expense, such reasonable amounts of devices and equipment as Telemundo shall require, in such location and manner, as to allow Telemundo to economically, efficiently and accurately achieve the purposes of such equipment. Station shall operate such equipment for Telemundo, to the extent Telemundo reasonably requests, and no fee shall be charged by Station therefor.

          (d) This Agreement constitutes the entire understanding between Telemundo and Licensee concerning the subject matter hereof and may not be amended, modified, changed, renewed, extended or discharged except by an instrument in writing signed by Telemundo and Licensee or as otherwise expressly provided herein. Telemundo and Licensee each hereby acknowledges that neither is entering into this Agreement in reliance upon any term, condition, representation or warranty not stated herein, and that this Agreement replaces any and all prior and contemporaneous agreements, whether oral or written, pertaining to the subject matter hereof.

          (e) Each and all of the several rights and remedies of each party hereto under or contained in or by reason of this Agreement shall be cumulative, and the exercise of one or more of said rights or remedies shall not preclude the exercise of any other right or remedy under this Agreement, at law, or in equity. Notwithstanding anything to the contrary contained in this Agreement, in no event shall either party hereto be entitled to or recover any lost profits or consequential damages because of a breach or failure by the other party (except as otherwise provided in this Agreement).

          (f) Paragraph headings are inserted for convenience only and shall not be used to interpret this Agreement or any of the provisions hereof. or given any legal or other effect whatsoever.



          (g) This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Telemundo Network
Group, LLC                                        [__________________]
("Telemundo")                                        ("Licensee")


By:__________________________            By: ________________________________

Title: ______________________            Title: _____________________________

                                 APPENDIX "1"

                               PERFORMANCE GOALS


     1. Telemundo shall be deemed to have achieved its "Performance Goals" necessary to preclude Licensee from rejecting Telemundo's exercise of its right to extend the Initial Term by the Initial Extension, if the average "Market
                                                                     ------
Share" of Telemundo's Network programming during the Programmed Time Period
-----
either (i) during the first six (6) months of the last year in the Initial Period or (ii) during the twelve (12) month period commencing eighteen (18) months prior to the expiration of the Initial Period, equals or exceeds twenty-five percent (25%); provided, that in the event that during the applicable measuring period a third Spanish-language network then exists which services at least seventy percent (70%) of the U.S. Hispanic households, then the aforesaid percentage shall be twenty percent (20%) rather than twenty-five percent (25%). As used in this Appendix "2", "Market Share" shall mean the share of viewership of all U.S. Hispanic households viewing Spanish-language television programming and shall be determined by reference to the Nielsen Hispanic Television Index (or such other source as the parties may mutually agree upon).

     2. Telemundo shall be deemed to have achieved its "Performance Goals" necessary to preclude Licensee from rejecting Telemundo's exercise of its right to extend the Initial Extension by the Further Extension, if the average "Market
                                                                          ------
Share" of Telemundo's Network programming during the Programmed Time Period
-----
either (i) during the first six (6) months of the last year in the Initial Extension or (ii) during the twelve (12) month period commencing eighteen (18) months prior to the expiration of the Initial Extension equals or exceeds twenty-five percent (25%); provided, that in the event that during the applicable measuring period a third Spanish-language network then exists which services at least seventy percent (70%) of the U.S. Hispanic households, then the aforesaid percentage shall be twenty percent (20%) rather than twenty-five percent (25%).